UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report	January 21, 2005
Date of earliest event reported	January 14, 2005

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01		Entry into a Material Definitive Agreement.

On January 14, 2005, shareholders of The Neiman Marcus Group, Inc. (the "Company") approved The Neiman Marcus Group, Inc. 2005 Stock Incentive Plan (the "2005 Plan").

The 2005 Plan will become effective on January 1, 2005 and expire on January 1, 2015. Eligible participants include key employees, directors and other individuals or entities providing services to the Company and its affiliates who, in the opinion of the Compensation Committee of the Board of Directors, are in a position to make a significant contribution to the success of the Company or its affiliates. As of January 1, 2005, there were approximately 129 employees and seven non-employee directors who would be eligible to participate in the 2005 Plan.

Shares authorized under the 2005 Plan include 2,500,000 shares of Class A Common Stock, plus all shares of Class A Common Stock remaining available for grant under The Neiman Marcus Group, Inc. 1997 Incentive Plan, including shares of restricted stock that are forfeited to the Company and any shares remaining under an award that terminates without having been exercised in full.

The maximum number of shares to be awarded shall be 400,000 shares of Class A Common Stock, subject to all awards granted to any one participant during any fiscal year, and 250,000 shares of Class A Common Stock, subject to awards other than options and stock appreciation rights to any one participant in any one fiscal year. Twenty-percent of the total shares of Class A Common Stock authorized for awards under the 2005 Plan may be subject to awards of restricted stock, restricted stock units, or other incentive awards payable in the form of Class A Common Stock that either require no purchase by the participant or do not condition vesting on the achievement of specified performance goals. Fifty-percent of the total number of shares of Class A Common Stock authorized for awards may be issued in the form of incentive stock options. Shares subject to performance awards that provide for a performance period longer than one fiscal year will be based on the annual maximum limits multiplied by the number of full fiscal years in the performance period.

Award types include (i) non-qualified and incentive stock options; (ii) restricted stock; (iii) restricted stock units; (iv) performance awards; (v) stock appreciation rights; and (vi) other incentive awards. The terms of the awards will be specified by the Compensation Committee of the Board of Directors although no options will be exercisable later than ten years after the date of the grant.

Items not permitted include (i) granting stock options or stock appreciation rights at a price below fair market value on the date of the grant; (ii) repricing or reducing the exercise price of a stock option or stock appreciation right without shareholder approval; and (iii) reload grants (the automatic grant of additional options upon the exercise of the original grant). As of November 5, 2004, the percentage of shares authorized as a percent of outstanding Class A and Class B Common stock was 7.7.

Item 9.01		Financial Statements and Exhibits

	(c)	Exhibits.
	10.41*	The Neiman Marcus Group, Inc. 2005 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: January 21, 2005	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President and General Counsel

THE NEIMAN MARCUS GROUP, INC.

EXHIBIT INDEX

Exhibit No.	Description
10.41*	The Neiman Marcus Group, Inc. 2005 Stock Incentive Plan

* Management contract or compensatory plan or arrangement.